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                                                                  EXHIBIT 1.1

                            CRAGAR INDUSTRIES, INC.
                             A DELAWARE CORPORATION

                     UP TO 1,000,000 SHARES OF COMMON STOCK
                                       AND
                UP TO 1,000,000 WARRANTS TO PURCHASE COMMON STOCK

                         PARTICIPATING DEALER AGREEMENT
                    -----------------------------------------

Dear Sirs:

         Cragar Industries, Inc., a Delaware corporation (the "COMPANY") is offering for sale (the "OFFERING") up to 1,000,000 shares of Common Stock, $0.01 par value ("COMMON STOCK"), and up to 1,000,000 Warrants to Purchase Common Stock (the "WARRANTS"). The Common Stock and the Warrants offered (hereinafter collectively referred to as the "UNITS") may only be purchased pursuant to the Offering together, as one share of Common Stock and one Warrant, at a price of $6.00 per Unit. The Units will be offered on a "best-efforts, all or none" basis with respect to the first 666,667 Units (the "MINIMUM OFFERING"), and on a "best efforts" basis as to the remaining 333,333 Units. Collected or collectible subscriptions for the Minimum Offering must be received prior to the expiration of one hundred twenty (120) days from the commencement of the Offering unless extended by the Company one or more times for up to a total additional one hundred twenty (120) days (the "MINIMUM OFFERING PERIOD"). The Offering of the Units is further described in the Company's Registration Statement (File No. __________) filed on Form SB-2 (the "REGISTRATION STATEMENT") with the United States Securities and Exchange Commission (the "COMMISSION"). The Registration Statement was declared effective by the Commission on _______ _____, 19___. You, as a licensed broker-dealer capable of participating in the Offering of the Units ("PARTICIPATING DEALER"), are invited to assist the Company in the Offering of the Units by using your best efforts to solicit offers for the purchase of the Units, and in this regard, you have agreed to act in such capacity on the terms and conditions set forth in this Participating Dealer Agreement (the "AGREEMENT").

         NOW, THEREFORE, in consideration of the respective covenants, agreements, representations, and warranties contained herein, the parties hereto agree as follows:

         Section 1. Representations and Warranties of the Company. In order to induce you to enter into this Agreement, and to further the Offering of the Units, the Company hereby represents and warrants to you and agrees with you as follows:

                  (a) The Company has filed the Registration Statement relating to the Common Stock offered pursuant to the Offering (the "OFFERED COMMON STOCK"), the Warrants, the shares of the Company's Common Stock issuable upon exercise of the Warrants (the "WARRANT SHARES"), the

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Participating Dealer Warrants (as defined in Section 3(g)(ii) below), and the shares of the Company's Common Stock issuable upon the exercise of the Participating Dealer Warrants (the "PARTICIPATING DEALER WARRANT SHARES"), with the Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT")[, and such Registration Statement was declared effective on _____________, 1996]. The term "REGISTRATION STATEMENT," when used hereinafter will mean the Registration Statement described above, including the Prospectus (defined below), the exhibits, and all amendments and supplements thereto, including any amendments and supplements after the effective date of the Registration Statement. The term "PROSPECTUS" means the prospectus filed as a part of the Registration Statement, including all pre-effective and post-effective amendments and supplements thereto.

                  (b) The Registration Statement and all other documents previously filed or filed after the date hereof during the pendency of the Offering with the Commission pursuant to the Securities Act conform and will conform with the requirements of the Securities Act in all material respects. Neither the Registration Statement, the Prospectus, nor any other material filed or to be filed with the Commission during the pendency of the Offering contains nor will contain any untrue statement of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading, except that this warranty does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by and with respect to you, or any dealer through you, expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

                  (c) The Company has been legally incorporated and is now and always during the period of the Offering will be, a validly existing corporation under the laws of the state of Delaware, lawfully qualified to conduct the business for which it was organized and which it proposes to conduct.

                  (d) The outstanding capital stock of the Company has been duly and validly authorized, issued, and is fully paid and nonassessable and conforms to all statements made in the Registration Statement and Prospectus with respect thereto. The Offered Common Stock, the Warrant Shares, and the Participating Dealer Warrant Shares have been duly and validly authorized and, when issued and delivered against payment as provided in this Agreement, will be validly issued, fully paid, and nonassessable. The Offered Common Stock, the Warrant Shares, and the Participating Dealer Warrant Shares, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company. The Units will conform to all statements in the Registration Statement and Prospectus.

                  (e) The Company has an authorized capitalization of 5,000,000 shares of Common Stock, and 200,000 shares of Preferred Stock, $0.01 par value.

                  (f) The audited financial statements, together with related schedules and notes, included in the Registration Statement and Prospectus present fairly the financial condition of the

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Company and are reported upon by independent public accountants according to generally accepted accounting principles and as required by the rules and regulations of the Commission.

                  (g) The Company will have the legal right and authority to enter into this Agreement upon its execution, to effect the proposed sale of the Units, and to effect all other transactions contemplated by this Agreement.

                  (h) The Company is eligible to use Form SB-2 for the Offering of the Units.

                  (i) The Company possesses adequate certificates or permits issued by the appropriate federal, state, and local regulatory authorities necessary to conduct its business and to retain possession of its properties, except to the extent that the failure to possess any such certificates or permits is not likely to have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole. The Company has not received any notice of any proceeding relating to the revocation or modification of any necessary certificates or permits.

                  (j) Material documents and other information relating to the Company's affairs have been and will continue to be made available upon reasonable request to you and to your counsel and copies of any such documents will be furnished upon reasonable request to you and to your counsel.

                  (k) The Company has retained ChaseMellon Shareholder Services, L.L.C. as its transfer agent. The Company will retain an independent transfer agent, for so long as the Company is subject to the reporting requirements under
Section 12(g) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and is required to retain an independent transfer agent under the Exchange Act. The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's Common Stock and Warrant certificates as may be needed for the quick and efficient transfer of the Units.

                  (l) The Company will use the proceeds from the sale of Units as set forth in the Registration Statement and Prospectus.

                  (m) This Agreement has been duly and validly authorized, executed, and delivered by the Company and constitutes a valid, binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by general principles of equity, or by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws, and except as public policy may limit any rights of indemnity granted herein. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the material terms, conditions, or provisions of, or constitute a material default under, the Certificate of Incorporation or Bylaws of the Company, as amended, or any material note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ,

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injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency, or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Securities Act, under the Blue Sky or securities laws of any state or jurisdiction, or the rules of the NASD (as defined in Section 2(c) hereof).

         Section 2. Representations and Warranties of the Participating Dealer. You hereby represent and warrant to the Company and agree with the Company as follows:

                  (a) This Agreement has been duly and validly authorized, executed and delivered by you and constitutes a valid and binding agreement by you enforceable against you in accordance with its terms, except as such enforcement may be limited by general principles of equity, or by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws, and except as public policy may limit any rights of indemnity granted herein.

                  (b) [You are a corporation duly organized, validly existing and in good standing under the laws of the state of your incorporation with all requisite power and authority to enter into and carry out your obligations under this Agreement.] Neither the execution and delivery of this Agreement nor the performance and consummation of the transactions contemplated in this Agreement will result in any breach of any of the material terms or conditions of, or constitute a material default under, your articles or certificate of incorporation or bylaws or any material indenture, agreement or other instrument to which you are a party or violate any order directed to you of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or your affiliates.

                  (c) You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and are registered as a broker-dealer with the Commission. Your attention is called to the following: (a) Article III, Section 1 of the Rules of Fair Practice of the NASD and the interpretations of said Section promulgated by the Board of Governors of the NASD; (b) Section 10(b) of the Exchange Act and Rule 10b-9 of the general rules and regulations promulgated under the Exchange Act; (c) Section 15 of the Exchange Act and Rule 15c2- 4 of the general rules and regulations promulgated under the Exchange Act; and (d) Securities Act Release No. 4968 requiring the distribution of a Preliminary Prospectus to all persons reasonably expected to be purchasers of Units from you at least 48 hours prior to the time you expect to mail confirmations of purchase. You, if a member of the NASD, by signing this Agreement, acknowledge that you are familiar with the cited law, rules and releases, and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of the Units.

                  (d) You will not, until advised by us in writing or by wire that the entire Offering has been distributed and closed, bid for or purchase Units in the open market or otherwise make a market in the Units or otherwise attempt to induce others to purchase Units in the open market.

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                  (e) You represent that you have been provided a copy of the
Escrow Agreement dated _____________, 1996 between the Company and ____________ ______________ (the "ESCROW AGREEMENT"). You agree that you will conduct the Minimum Offering and all sales of Units during the Escrow Period (as such term is defined in the Escrow Agreement) subject to and in full compliance with the terms and conditions of the Escrow Agreement.

                  (f) Neither you nor your directors or officers (or any other person serving in a similar capacity) or any person engaged on your behalf to sell the Units:

                           (1) Has filed a registration statement, or is named
as an underwriter in connection with a registration or offering statement, which is the subject of any pending proceeding or examination under Section 8 of or Rule 258 or 261 or any similar rules under the Securities Act, or under any state securities laws or is the subject of a currently effective refusal order or stop order entered pursuant to the above or pursuant to the law of any state within five years prior to the commencement of the Offering;

                           (2) Has been convicted of a misdemeanor or felony
within the last ten years in connection with the offer, purchase or sale of any security or commodity, involving the making of a false filing with the Commission, or arising out of the conduct of the business of any underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, fraud, breach of fiduciary duty, deceit, or intentional wrongdoing, or which is a crime involving moral turpitude, or, within the last five years, of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities or commodity futures, real estate, franchises, business opportunities, consumer goods, or other goods and services;

                           (3) Is currently subject to any administrative order
or judgment entered within five years prior to the commencement of the offering, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, fraud, or fraudulent conduct, or breach of fiduciary duty, or deceit, or intentional wrongdoing, including but not limited to making untrue statements of material facts or omitting to state material facts, and the order or judgment was entered within five years prior to the commencement of the offering;

                           (4) Is currently subject to any administrative order
or judgment which prohibits the use of any exemption from registration in connection with the purchase or sale of securities, or to a Commission censure or other order based on a finding of false filing;

                           (5) Is subject to any administrative order or order,
judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment, or decree of any court of competent jurisdiction entered within five years prior to the commencement of the offering permanently restraining or enjoining, such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any

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security or commodity or involving the making of any false filing with the
Commission or any state or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or enjoins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, commodities or commodity futures, real estate, franchises, business opportunities, consumer goods, or other goods and services;

                           (6) Is suspended or expelled from membership in, or
suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or a Canadian securities exchange or association;

                           (7) Is subject to a United States Postal Service
false representation order entered within five years prior to the commencement of the Offering or is subject to a restraining order or preliminary injunction with respect to conduct alleged to violate 39 U.S.C. Section 3005; or

                           (8) Is otherwise subject to any disqualification
under Commission Rule 262.

                  (g) To your knowledge, no action or proceeding is pending against you or any of the other persons referred to in Section 2(f) hereof concerning your or such person's activities as a broker or dealer or an associated person of a broker or dealer that would affect the Company's Offering of the Units.

                  (h) You will offer the Units only in those states in which the Offering of the Units has been qualified for sale or an exemption for the Offering and sale of the Units is available under applicable state statutes and regulations and which have been approved by the Company, and in the quantities that are identified in the Blue Sky Memorandum prepared by the Company's counsel and provided to you.

                  (i) You, in connection with the offer and sale of Units, and in the performance of your duties and obligations under this Agreement, agree to comply and will cause your employees, agents, and representatives to comply with all applicable federal laws, including but not limited to the Securities Act and Exchange Act and any applicable rules and regulations issued under the Securities Act and/or the Exchange Act, the laws of the states or other jurisdictions in which the Units are offered and sold, and the Rules and Regulations of the NASD.

                  (j) You will not make any offer or sale of Units unless the offer or sale is made in compliance with the Securities Act, the Rules of Fair Practice of the NASD, and the applicable securities or Blue Sky laws of jurisdictions in which offers or sales are made, and the rules and regulations thereunder. You agree that you will not offer or sell Units to any subscriber unless you have reasonable grounds to believe that the investment in the Units is suitable for the subscriber.

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                  (k) You have not dealt with or engaged and will not deal with or engage any finder in connection with the Offering of the Units.

                  (l) You, in connection with the offering of the Units, have obtained and may in the future obtain information regarding the Company and its business that is not generally available to the public, and you have not and will not disclose any such information to any person except as may be required to comply with obligations of disclosure pursuant to federal or state securities laws and, even as to such disclosures, will make them only after notice to the Company and only to those persons, prospective subscribers and regulatory authorities, who have a need to know the information, and will exercise reasonable efforts to inform the persons to whom such information is disclosed that it should be held in confidence to the maximum extent possible, except as otherwise agreed to by the Company.

                  (m) Neither you nor any of your officers, directors, employees, agents, representatives, or affiliates are subject to any disqualifications precluding reliance by the Company upon any exemption from registration under the securities laws of any jurisdiction in which it intend to offer or sell the Units in reliance upon such exemption.

                  (n) You will, reasonably promptly after the closing of the Offering of the Units, supply the Company with all information required from you for the completion of Form SR and such additional information as the Company may reasonably request to be supplied to the securities commission of such states in which the Units have been qualified for sale.

         All of the representations and warranties made by you hereunder shall survive the performance or termination of this Agreement.

         Section 3. Retention of Participating Dealer. In reliance upon the representations and warranties set forth herein, and subject to the terms and conditions of this Agreement:

                  (a) You hereby agree to solicit, as an independent contractor and not as our agent, persons who will acquire the Units. Neither you nor any other person is or has been authorized to give any information or to make any representations other than those contained in the Prospectus in connection with the sale of the Units, and you hereby agree not to give any such information or make any such representations.

                  (b) The Company shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the Offering or arising thereunder. The Company shall be under no liability to you, except such as may be incurred under the Securities Act and the rules and regulations thereunder, except for lack of good faith and except for obligations expressly assumed by the Company in this Agreement, and no obligation on the Company's part shall be implied or inferred therefrom.

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                  (c) You will be informed by the Company as to the states in which the Company has been advised by counsel that the Units have been qualified for sale or are exempt under the respective securities or blue sky laws of such states, but the Company has not assumed and will not assume any obligation or responsibility as to the right of you or any other Participating Dealer to sell Units in any states.

                  (d) Pursuant to the Escrow Agreement, an escrow account shall be established for the Offering at ________________________, Corporate Trust Services (the "Escrow Agent"). Pursuant to the Escrow Agreement, you shall deliver all checks, drafts, money orders, and other forms of subscription payment received from subscribers to the Units solicited by you to the Escrow Agent by twelve o'clock noon of the next business day after the date of receipt, and all checks, money orders and other subscription payments should be made payable to "________________________, Corporate Trust Services, as Escrow Agent for Cragar Industries, Inc."

                  (e) The Units will be sold by the Company on a "best effort, all or none" basis with respect to the first 666,667 Units constituting the Minimum Offering and on a "best efforts" basis as to the remaining 333,333 Units. The Minimum Offering must be sold, if any are to be sold, within a period of 120 days (or a period of 240 days, if extended by the Company) from the commencement of the Offering (the "Offering Period"). The Company reserves the right, in its sole discretion to allocate among or reject, in whole or in part, any subscriptions to purchase Units.

                  (f) In the event that the Minimum Offering is not sold within the Offering Period or the Offering is terminated by the Company pursuant to
Section 6 of the Escrow Agreement or at any other time, all funds not theretofore utilized to purchase Units will be promptly refunded to the subscribers, in full, without interest or deductions therefrom.

                  (g) Subject to the sale of the Minimum Offering within the Minimum Offering Period, the Company agrees to:

                           (i) pay to you a cash commission equal to five percent (5%) of the offering purchase price of all Units sold by you. In the event that a sale of a Unit for which you have solicited a purchaser shall not occur, no payment with respect to such Unit shall be paid to you. During the Escrow Period, payment of commissions due to you will be made prior to or concurrently with the disbursement of funds to the Company pursuant to the terms and conditions of the Escrow Agreement and a sale will be deemed to have occurred only upon such disbursement; and

                           (ii) subject to your entering into a Participating Dealer Warrant Agreement in substantially the form attached hereto as Exhibit A (the "Participating Dealer Warrant Agreement") with the Company, sell to you, at a price of $0.01 each, and issue and deliver to you or your

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                                 designees, that number of warrants
                                 ("Participating Dealer Warrants") equal to 15 per centum of the number of Units sold by you in the Offering, each such Participating Dealer Warrant to be in substantially the form attached as Exhibit B to the Participating Dealer Warrant Agreement, and to be issued pursuant thereto and subject to the terms and conditions stated therein, and shall represent the right to purchase one share of Common Stock at a price of $7.20 per share during the period and on the terms and conditions specified therein.

                  (h) The Company will provide to you as many copies of the Registration Statement and amendments thereto, any Preliminary Prospectuses, and definitive Prospectuses as reasonably requested by you. If at any time any event occurs as a result of which, in the opinion of the Company, the Prospectus would include an untrue statement of a material fact or would omit to state any material fact necessary to make any statement therein, in view of the circumstances under which it was made, not misleading, the Company will notify you thereof and will prepare an amended or supplemented Prospectus which will correct such statement or omission. The Company will deliver to you as many copies of such amended or supplemented Prospectus as you may reasonably request.

         Section 4. Company Indemnification. The Company agrees to indemnify, defend and hold you and any person who controls (within the meaning of Section 15 of the Securities Act) you harmless against any losses, claims, damages, or liabilities, joint or several, to which you may become subject:

                  (a) under applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, or any amendment or supplement thereto or in any sales literature, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

                  (b) due to the misrepresentation by the Company or its agents (other than you or any other Participating Dealer) of material facts in connection with the sale of the Units, unless the misrepresentation of such material facts was the direct result of misleading information provided to the Company or its agents by you; or

                  (c) as a result of any representation or warranty of the Company herein having been false or misleading in any material respect when made or of any breach by the Company of its agreements contained in this Agreement.

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                  The Company will reimburse you for reasonable legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, or liability (or actions in respect thereof); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus or any amendment or supplement thereto or in any sales literature, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof.

         Section 5. Participating Dealer Indemnification. You agree to indemnify and hold harmless the Company and any person who controls (within the meaning of Section 15 of the Securities Act) the Company against any losses, claims, damages, or liabilities, joint or several, to which they may become subject:

                  (a) under applicable law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, or any amendment or supplement thereto or in any sales literature, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

                  (b) due to the misrepresentation by you or your agents of material facts in connection with the sale of the Units, unless the misrepresentation of such material facts was the direct result of misleading information provided by the Company or its agents to you; or

                  (c) as a result of any representation or warranty made by you herein having been false or misleading in any material respect when made or of any breach by you of the terms and conditions of this Agreement.

         Section 6. Notices and Other Conditions of Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Sections 4 or 5 hereof, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Section. In case any such action shall be brought against such indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnifying and indemnified parties. Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the

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fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the employment thereof has been specifically authorized by the indemnifying party in writing, or (b) the indemnifying party has failed to assume the defense and employ counsel or (c) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised in writing by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party; provided, however, that the indemnifying party shall, in connection with any one such action or, separate or substantially similar or related actions in the same jurisdictions arising out or the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such indemnified parties.

         Section 7. Termination. This Agreement may be terminated by the Company at any time upon five (5) days' written notice to you. Your participation in the offer and sale of the Units will be governed by the conditions herein set forth until this Agreement is terminated. If this Agreement is not terminated sooner as provided in this section, then this Agreement will terminate when the Offering is completed.

         Section 8. Addresses. Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given, such notice shall be in writing addressed to the parties at the following addresses:

If to the Company:

         Cragar Industries, Inc.
         4636 N. 43rd Avenue
         Phoenix, Arizona 85031
         Facsimile No. (602) 846-0684
         Attention:  Michael L. Hartzmark
         President and Chief Executive Officer

If to the Participating Dealer:






         Section 9. Binding Effect. This Agreement shall inure to the benefit of and be binding upon you and the Company and the Company's respective successors and assigns. Nothing expressed in this Agreement is intended to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, or any remedy on warranties included in this Agreement.



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         Section 10.  Miscellaneous Provisions.

                  (a) Independent Contractor. Nothing contained herein shall constitute the relationship between you and the Company as an association, partnership, unincorporated business venture or other separate entity.

                  (b) Governing Law. This Agreement shall be construed according to the laws of the State of Arizona (without giving effect to its principles of conflicts of law).

                  (c) Survival of Representations and Warranties. The representations and warranties made in this Agreement shall survive the termination of this Agreement and shall continue in full force and effect regardless of any investigation made by the party relying upon any such representation or warranty.

                  (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute me and the same instrument.

                  (e) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

                  (f) Amendments; Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  (g) Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                  (h) Headings. All headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Please confirm your agreement to solicit persons to acquire Units on the foregoing terms and conditions by signing and returning the form enclosed herewith.

                                       Very truly yours,

                                       Cragar Industries, Inc.

                                       By_____________________________
                                       Michael L. Hartzmark, President

Michael L. Hartzmark
Cragar Industries, Inc.
4636 N. 43rd Avenue
Phoenix, Arizona 85031

Gentlemen:

                  The undersigned confirms its agreement to act as a Participating Dealer as referred to in the foregoing Participating Dealer Agreement, subject to the terms and conditions of such Agreement. The undersigned confirms all of the representations, warranties, and agreements on the part of a Participating Dealer in such Agreement.

                                       -------------------------------
                                             (Print Name of Firm)

                                       By______________________________
                                               (Signature)

                                       --------------------------------
                                       (Print Name and Title of
                                       Authorized Representative)

                                       --------------------------------
                                       (N.A.S.D. Firm Number)

Dated: ___________, 199__              ________________________________
                                       Address

                                       --------------------------------

                                       Telephone(___) _________________

                                 Exhibit A
                                 ---------

                     PARTICIPATING DEALER WARRANT AGREEMENT


                  AGREEMENT, dated as of the _______ day of ____________________, 199__, by and between CRAGAR INDUSTRIES, INC., a Delaware corporation (the "Company"), and
_________________________________________________ (the
"Participating Dealer").

                                   WITNESSETH


                  WHEREAS, the Company has determined to offer for sale (the "Offering") up to 1,000,000 units ("Units"), consisting of one (1) share of the Company's Common Stock, $0.01 par value ("Common Stock"), and one (1) warrant to purchase Common Stock;

                  WHEREAS, the Units will be offered on a "best-efforts, all or none" basis as to the first 666,667 Units (the "Minimum Offering"), and on a "best efforts" basis as to the remaining 333,333 Units, and collected or collectible subscriptions for the Minimum Offering must be received prior to the expiration of one hundred twenty (120) days from the commencement of the Offering unless extended one or more times by the Company for up to a total additional one hundred twenty (120) days (the "Minimum Offering Period");

                  WHEREAS, the offer and sale of the Units will be made by the Company, provided that the Company may engage independent broker-dealers to sell the Units and each such broker-dealer will enter into a separate participating dealer agreement with the Company in connection with the Offering;

                  WHEREAS, the Company and the Participating Dealer have entered into that certain Participating Dealer Agreement dated _________________________ (the "Participating Dealer Agreement"); and

                  WHEREAS, pursuant to the Participating Dealer Agreement, subject to the sale of the Minimum Offering within the Minimum Offering Period, the Participating Dealer may purchase, at a purchase price of $0.01 each, up to that number of warrants (the "Participating Dealer Warrants") equal to 15 per centum of the number of Units sold by the Participating Dealer, such Participating Dealer Warrants to be in substantially the form attached hereto as Exhibit A, and each Participating Dealer Warrant representing the right to purchase one (1) share of Common Stock at a price of $7.20 per share on the terms and subject to the conditions contained herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Participating Dealer Warrants and the Warrant Certificates and the respective rights and obligations thereunder of the Company and the holders of Warrant Certificates, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  (a) "Corporate Office" shall mean the office of the Company located at 4636 N. 43rd Avenue, Phoenix, Arizona 85031, or such other location as shall be notified to the Registered Holders by the Company from time to time.

                  (b) "Exercise Date" shall mean, as to any Participating Dealer Warrant, the date on which the Company shall have received at the Corporate Office both (a) the Warrant Certificate representing such Participating Dealer Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Stock Purchase Price.

                  (c) "Market Value" shall mean, on any date specified herein, the price obtained by taking the average, on each such trading day, of
         (A) the high and low sale price of a share of Common Stock or if no such sale takes place on any such trading day, the average of the closing bid and asked prices thereof on any such trading day, in each case as officially reported on all national securities exchanges on which the Common Stock is then listed or admitted to trading, or (B) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing price of the Common Stock on such date or if no closing price is available on any such trading date, the average of the closing bid and asked prices thereof on any such trading date in the over-the-counter market as reported to NASDAQ, or, if the Common Stock is not then quoted in such system, the average of the highest and lowest bid and asked prices reported by the market makers and dealers for the Common Stock listed as such by the National Quotation Bureau, Incorporated or any similar successor organization.

                  (d) "Registered Holder" shall have the meaning given in
         Section 2(f) hereof.

                  (e) "Stock Purchase Price" shall mean the purchase price to be paid upon exercise of the Participating Dealer Warrants in accordance with the terms hereof, which price shall be $7.20 per share of Common Stock, subject to modification and adjustment from time to time pursuant to the provisions of Section 8 hereof.

                  (f) "Transfer Agent" shall mean the entity designated as the Company's transfer agent from time to time. On the date hereof, the Transfer Agent is ChaseMellon Shareholder Services, L.L.C.

                  (g) "Warrant Expiration Date" shall mean 5:00 P.M. (_____ time) on ___________,___________ .

                  (h) "Warrant Purchase Price" shall mean the purchase price to be paid for the Participating Dealer Warrants, which price shall be $0.01 per Participating Dealer Warrant.

                  (i) "Warrant Register" shall have the meaning given in
Section 2(e) hereof.

         SECTION 2. PURCHASE OF WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES; REGISTRATION.

                  (a) From time to time from the date hereof to the Warrant Expiration Date, the Company will issue and deliver that number of Participating Dealer Warrants as the Participating Dealer shall be entitled to purchase at such time pursuant to the Participating Dealer Agreement to the Participating Dealer upon delivery by the Participating Dealer to the Company of (i) a properly completed and executed Form of Election to Purchase Participating Dealer Warrants in the form attached hereto as Exhibit A (an "Election to Purchase") and
         (ii) the Warrant Purchase Price for the number of Participating Dealer Warrants which the Participating Dealer is entitled to purchase and elects so to purchase; provided, however, that the Warrant Certificates representing Participating Dealer Warrants will not be issued until clearance of the funds received for purchase thereof.

                  (b) A Participating Dealer Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Participating Dealer Warrant to purchase one share of Common Stock upon the exercise thereof and payment of the Stock Purchase Price (subject to modification as herein provided), in accordance with the terms hereof.

                  (c) From time to time up to the Warrant Expiration Date, the Company shall cause the Transfer Agent to deliver stock certificates in required whole number denominations representing up to an aggregate of 150,000 shares of Common Stock, subject to adjustment as described herein, upon the exercise of the Participating Dealer Warrants in accordance with this Agreement.

                  (d) From time to time up to the Warrant Expiration Date, the Company shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those issued upon the exercise of fewer than all the Participating Dealer Warrants represented by a Warrant Certificate, to evidence any unexercised Participating Dealer Warrants held by the exercising Registered Holder;
         (ii) those issued upon any transfer or exchange pursuant to Section 6;
         (iii) those issued in replacement of lost, stolen, destroyed, or mutilated Warrant Certificates pursuant to Section 7; and (iv) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Stock Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Participating Dealer Warrants made pursuant to Section 8.

                  (e) The Company shall maintain books (the "Warrant Register") for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Company shall issue and register the Participating Dealer Warrants in the name of the Participating Dealer.

                  (f) Prior to due presentment for registration of transfer of any Warrant Certificate, the Company may deem and treat the person in whose name such Warrant Certificate shall be registered upon the Warrant Register (the "Registered Holder"), as the absolute owner of such Warrant Certificate and of each Participating Dealer Warrant represented thereby (notwithstanding any contrary notation of ownership or other writing on the Warrant Certificate), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.


         SECTION 3.  FORM AND EXECUTION OF WARRANT CERTIFICATE.

                 (a) Warrant Certificates shall be substantially in the form annexed hereto as Exhibit B (provisions of which Exhibit are hereby incorporated herein) and may have such letters, numbers, or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or other market (including the NASDAQ) on which the Common Stock may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, or exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Participating Dealer Warrants shall be numbered serially with the letter W on the Participating Dealer Warrants of all denominations.

                  (b) Warrant Certificates shall be executed on behalf of the Company by its President and by its Secretary by manual signatures or by facsimile signatures printed thereon. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates and before issue and delivery thereof, such Warrant Certificates may nevertheless be issued and delivered by the Company to the Registered Holder without further action by the Company, except as otherwise provided by Section 4 hereof.

         SECTION 4. EXERCISE. Each Participating Dealer Warrant may be exercised by the Registered Holder thereof at the Corporate Office at any time up to and including the Warrant Expiration Date, upon the payment of the Stock Purchase Price (subject to adjustment as herein provided) and upon the other terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Participating Dealer Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities upon exercise thereof as of the close of business on the Exercise Date. Promptly following, and in any event within five business days after the date of exercise, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant Certificate for any remaining unexercised Participating Dealer Warrants of the Registered Holder), subject to clearance of checks received in payment of the Stock Purchase Price. A Warrant may only be exercised in whole number denominations.


         SECTION 5.  RESERVATION OF SHARES; LISTING: PAYMENT OF TAXES; ETC.

                  (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Participating Dealer Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Participating Dealer Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Participating Dealer Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens, and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge), and that upon issuance such shares shall be listed on each national securities exchange, if any, or on the NASDAQ, on which the other outstanding shares of Common Stock of the Company are then listed.

                  (b) The Company has filed with the Securities and Exchange
         Commission a Registration Statement No.          (the "Registration
         Statement") on Form SB-2 for the registration, under the Securities Act of 1933, as amended (the "Securities Act"), of, among other securities, the Participating Dealer Warrants and the Common Stock issuable upon exercise of the Participating Dealer Warrants. The Company agrees that, if necessary, it shall file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement, or a new registration statement, for the registration, under the Securities Act of the Common Stock issuable upon exercise of the Participating Dealer Warrants. In either case, the Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement until the expiration of the Participating Dealer Warrants in accordance with the provisions of this Agreement.

                  (c) The Company shall pay all documentary, stamp, or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Participating Dealer Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Participating Dealer Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Participating Dealer Warrant being exercised, then no delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any Warrant Certificate in a name other than that of the then Registered Holder of the Warrant being exercised.

                  (d) The Company will requisition the Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Participating Dealer Warrants.

         SECTION 6.  EXCHANGE AND REGISTRATION OF TRANSFER.

                  (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Participating Dealer Warrants of the same class or may be transferred in whole or in part; provided that no Participating Dealer Warrant may be sold, transferred, hypothecated, or assigned prior to ______________, ____, the date that is twelve (12) months following the disbursement of funds to the Company from the Minimum Offering. The Company will advise the Participating Dealer of such date. Warrant Certificates to be exchanged shall be surrendered to the Company at the Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and deliver in exchange therefor the Warrant Certificates which the Registered Holder making the exchange shall be entitled to receive.

                  (b) Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Participating Dealer Warrants.

                  (c) With respect to all Warrant Certificates presented for registration of transfer, the Form of Assignment attached thereto shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

                  (d) The Company may require payment by the Registered Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Warrant Certificates.

                  (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Company and may be disposed of or destroyed in the discretion of the Company. The Company will record all such exercises or exchanges on the Warrant Register.

                  (f) Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Participating Dealer Warrant represented thereby (notwithstanding any contrary notations of ownership or other writing thereon) for all purposes and shall not be affected by any notice to the contrary.

         SECTION 7. LOSS OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it of the ownership of and loss, theft, destruction, or mutilation of any Warrant Certificate and (in case of loss, theft, or destruction) of indemnity satisfactory to it, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall (in the absence of notice that the Warrant Certificate has been acquired by a bona fide purchaser) execute and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of the Participating Dealer Warrants. Applicants for substitute Warrant Certificates shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         SECTION 8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK. The Stock Purchase Price and the number of shares purchasable upon the exercise of the Participating Dealer Warrants shall be subject to adjustment from time to time upon the occurrence of certain events described in this
Section 8.

                  8.1 SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Company shall at any time (a) subdivide its outstanding shares of Common Stock into a greater number of shares, (b) combine its outstanding Common Stock into a smaller number of shares, or (c) issue any securities in reclassification of its outstanding Common Stock (except as provided in Section 8.5 hereof), then and in each such event, the Stock Purchase Price in effect immediately prior to such action by the Company shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision, combination, or reclassification and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision, combination, or reclassification, and the number of shares of Common Stock issuable upon exercise of the Participating Dealer Warrants shall be increased or decreased proportionately.

                  8.2 STOCK DIVIDEND. In case the Company shall at any time declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Stock Purchase Price in effect immediately prior to such dividend shall be proportionately reduced and the number of shares of Common Stock issuable upon exercise of the Participating Dealer Warrants shall be proportionately increased.

                  8.3 NOTICE OF ADJUSTMENT. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of the Participating Dealer Warrants, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to each Registered Holder of the Participating Dealer Warrants at the address of such holder as shown on the Warrant Register. The notice shall be signed by the Company's principal financial or accounting officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of the Participating Dealer Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be conclusive in the absence of manifest error.

                  8.4      OTHER NOTICES.  If at any time:

                           (a) the Company shall declare any cash dividend upon its Common Stock;

                           (b) the Company shall declare any dividend upon its Common Stock payable in stock (other than a dividend payable solely in shares of Common Stock) or make any special dividend or other distribution to the holders of its Common Stock;

                           (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

                           (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the Registered Holder of each Participating Dealer Warrant at the address of such Registered Holder as shown on the Warrant Register, at least 30 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such consolidation, merger, sale, dissolution, liquidation, or winding up or, if no such vote is required, of the date of such consolidation, merger, sale, dissolution, liquidation, or winding-up. Any such notice shall also specify, in the case of any such dividend or distribution, the date on which the holders of Common Stock shall be entitled thereto and, in the case of any such consolidation, merger, sale, dissolution, liquidation, or winding-up, the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. In the event that the Registered Holder of a Warrant does not exercise the Participating Dealer Warrant prior to the occurrence of an event described above, except as provided in Section 8.5 below, the Registered Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Stock in such event, and, upon the occurrence of an event described in subsection (d) the Participating Dealer Warrant shall terminate.

                  8.5 CHANGES IN COMMON STOCK. In case at any time the Company shall be party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called a "Transaction" and the effective date of the Transaction being herein called the "Consummation Date"), the Company shall make, as a condition of the consummation of the Transaction, lawful and adequate provisions so that each Registered Holder, upon the exercise of its Participating Dealer Warrants at any time on or after the Consummation Date, shall be entitled to receive, and the Participating Dealer Warrants shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such holder would actually have been entitled as a stockholder upon the consummation of the Transaction if such Register Holder had exercised its Participating Dealer Warrants immediately prior thereto (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this paragraph 8). The provisions of this Section
8.5 shall similarly apply to successive Transactions.

         SECTION 9. FRACTIONAL WARRANTS AND FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of the Participating Dealer Warrants. The Company shall, in lieu of issuing any fractional shares, pay the holder entitled to such fraction a sum equal to such fraction multiplied by the Market Value. No fractional Warrants shall be issued.

         SECTION 10. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of a Participating Dealer Warrant shall, as such, be entitled to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for any required adjustment to the Stock Purchase Price pursuant to Section 8 hereof, no dividends or interest shall be payable or accrued in respect of a Participating Dealer Warrant or the interest represented thereby or the shares purchasable thereunder until, and only to the extent that, the Participating Dealer Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Registered Holder of the Participating Dealer Warrant, shall give rise to any liability of such Registered Holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

         SECTION 11. RIGHTS OF ACTION. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Participating Dealer Warrants, and any Registered Holder of a Participating Dealer Warrant, without consent of the holder of any other Participating Dealer Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Participating Dealer Warrants for the purchase of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

         SECTION 12. AGREEMENT OF WARRANT HOLDERS. Every holder of a Participating Dealer Warrant, by his acceptance thereof, consents and agrees with the Company and every other holder of a Participating Dealer Warrant that:

                  (a) The Participating Dealer Warrants are transferable only on the Warrant Register by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Participating Dealer Warrants are surrendered at the Corporate Office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company in its sole discretion, together with payment of any applicable transfer taxes; and

                  (b) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Participating Dealer Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

         SECTION 13. CANCELLATION. If the Company shall purchase or acquire any Participating Dealer Warrants, the Warrant Certificate(s) evidencing the same shall thereupon be canceled by it and retired. The Company shall also cancel the Warrant Certificate(s) following exercise of any or all of the Participating Dealer Warrants represented thereby or delivered to it for transfer, split-up, combination, or exchange.

         SECTION 14. MODIFICATION OF AGREEMENT. The Company and the Participating Dealer for so long as it is a Registered Holder of any Participating Dealer Warrants may by supplemental agreement make any changes or corrections in this Agreement: (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that, except as provided in subclause
(i) or (ii) above, this Agreement shall not otherwise be modified, supplemented, or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Participating Dealer Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Participating Dealer Warrant, of the Stock Purchase Price therefor, or the acceleration of the Warrant Expiration Date shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Participating Dealer Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

         SECTION 15. NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such Registered Holder as shown in the Warrant Register maintained by the Company; and if to the Company, at the Corporate Office.

         SECTION 16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without reference to principles of conflict of laws.

         SECTION 17. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Participating Dealer and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to convey upon any other person any right, remedy, or claim, in equity or at law, or to impose upon any other person any duty, liability, or obligation.

         SECTION 18. TERMINATION. This Agreement shall terminate at the close of business on the fifth business day following the Warrant Expiration Date.

         SECTION 19. COUNTERPARTS. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                 CRAGAR INDUSTRIES, INC.


                                                 By:______________________


                                                 _________________________



                                                 By:______________________